UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 1, 2017

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-55770	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas	78332
(Address of Principal Executive Offices)	(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 22, 2017, Forbes Energy Services Ltd., or the Company, and its domestic subsidiaries or, collectively, the Debtors, filed voluntary petitions for reorganization under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas-Corpus Christi Division, or the Bankruptcy Court, pursuant to the terms of a restructuring support agreement that contemplated the reorganization of the Debtors pursuant to a prepackaged plan of reorganization, as amended and supplemented, the Plan. On March 29, 2017, the Bankruptcy Court entered an order confirming the Plan. On April 13, 2017, or the Effective Date, the Plan became effective pursuant to its terms and the Debtors emerged from their chapter 11 cases. On the Effective Date, pursuant to the operation of the Plan, the Forbes Energy Services Ltd. 2017 Management Incentive Plan, or the MIP, became effective.

On August 28, 2017, based on the approval of the compensation committee of the board of directors of the Company, the Company granted (i) 181,440, 86,395 and 86,400 time-based restricted stock units, or the Time-Based RSUs, respectively to Mr. John E. Crisp (President and Chief Executive Officer), Mr. L. Melvin Cooper (Senior Vice President, Chief Financial Officer) and Mr. Steve Macek (Executive Vice President and Chief Operating Officer), and (ii) 9,220, 4,390 and 4,390 exit financing restricted stock units, the Exit Financing RSUs, respectively to Mr. Crisp, Mr. Cooper and Mr. Macek.

The Time-Based RSUs and the Exit Financing RSUs (i) were granted under the MIP, (ii) are consistent with the Plan and (iii) are governed by the Form of Time-Based Restricted Stock Unit Award Agreement and the Form of Exit Financing Time-Based Restricted Stock Unit Award Agreement previously disclosed on Exhibits 10.8 and 10.0, respectively, to the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2017.

The Time-Based RSUs vested 20% on the date of grant and will vest 20% each on the first, second, third and fourth anniversaries of the date of grant. The Exit Financing RSUs will vest (i) 40% on the first day following the date that is eighteen (18) months after the date of grant with the remainder vesting, (ii) 20% each on the second and third anniversaries of the date of grant, and (iii) 20% one day prior to the fourth anniversary of the date of grant.

Each of Mr. Crisp, Mr. Cooper and Mr. Macek were provided with an opportunity to defer the settlement of the Time-Based RSUs and the Exit Financing RSUs and each has entered into a deferred settlement compensation agreement with respect to portions of such awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: September 1, 2017	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

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